EXHIBIT 10.2

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

         RESTRICTED STOCK AGREEMENT (this "Agreement") dated as of October 15, 2007 by and between COACTIVE MARKETING GROUP, INC., a Delaware corporation (the "Corporation"), and FRED KASEFF (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation has adopted the COACTIVE MARKETING, GROUP, INC. 2002 Long-Term Incentive Plan, as amended (the "Plan"); and


         WHEREAS, the Board of Directors (the "Board") and Compensation Committee of the Corporation have determined that it is desirable and in the best interest of the Corporation to grant the Employee shares of restricted stock under the Plan and this Agreement as an incentive for the Employee to advance the interests of the Corporation; and


         WHEREAS, the Employee desires to accept such shares subject to the restrictions and other provisions of this Agreement.


         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


         1. Grant. Pursuant to the Plan, and subject to the terms and conditions set forth herein and therein, the Corporation hereby issues to Employee 100,000 shares of Common Stock of the Corporation (the "Shares"). A certificate representing the Shares shall be issued in the name of the Employee and shall be escrowed with the Secretary of the Corporation subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

         2. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the date hereof, the Employee shall have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Employee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation with respect to any unvested Shares shall be subject to the same restrictions as such unvested Shares under this Agreement.

         3. Risk of Forfeiture; Vesting. In the event of a Termination of Association (as defined below) of the Employee for any reason prior to October 15, 2012, all unvested Shares granted hereunder shall be forfeited to the Corporation, and the Employee shall have no further interest therein of any kind whatsoever. The Shares shall vest as follows:

                                                                   Percentage of
                     Date of                                      Shares Subject
            Termination of Association                             to Forfeiture
            --------------------------                             -------------

Prior to October 15, 2008                                              100%
On or after October 15, 2008 but prior to October 15, 2009              80%
On or after October 15, 2009 but prior to October 15, 2010              60%
On or after October 15, 2010 but prior to October 15, 2011              40%
On or after October 15, 2011 but prior to October 15, 2012              20%
On or after October 15, 2012                                             0%


         A "Termination of Association" shall mean the termination of the relationship between the Corporation (and any subsidiary thereof) and the Employee, such that the Employee is no longer an employee of the Corporation (or any subsidiary thereof). In the event of a forfeiture, the certificates representing the unvested Shares covered by this Agreement shall be canceled.

         4. Accelerated Vesting. Notwithstanding Section 3 above, in the event a Change in Control (as hereinafter defined) occurs and, within 18 months following such Change in Control the Company terminates the employment of the Employee for any reason, the Shares, to the extent not then vested, shall thereupon become vested and no longer subject to forfeiture. For purposes of this Section 4, "Change in Control" means:

                  (i) Any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have acquired (by any means) the right (x) through the Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any voting securities of the Corporation or (y) by contract, agreement or similar understanding or (z) any combination of
         (x) and (y), to elect a majority of the Board; or

                  (ii) The consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of its assets ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the then outstanding common stock ("Outstanding Corporation Common Stock") and of the then outstanding common stock entitled to vote generally in the election of directors ("Outstanding Corporation Voting Securities") immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, and (2)

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

         individuals who were immediately prior to the effective date of the Corporate Transaction members of the Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (iii) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         5. Restrictions on Transfer. The Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Employee, except to the Corporation, until the Shares have become nonforfeitable as provided in Sections 3 and 4 hereof. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Shares.

         6. Legend on Shares. Each certificate evidencing Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

         THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF OCTOBER 15, 2007, BETWEEN COACTIVE MARKETING GROUP, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF COACTIVE MARKETING GROUP, INC.

         As shares vest in accordance with Sections 3 or 4 above, at the Employee's request, the foregoing legend shall be removed from the certificates representing such vested Shares and the Secretary of the Corporation shall deliver to the Employee certificates representing such vested Shares free and clear of all restrictions.

         7. Withholding. If any Federal, state or local taxes of any kind are required by law to be withheld with respect to the Shares (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof), (i) the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Employee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares; and (ii) if payment of the required tax is not made by the Employee, the Corporation may, at its option, redeem and cancel a sufficient number of Shares at their Fair Market Value (as defined in the Plan), to pay any tax required to be withheld.

         8. No Right to Retention. This Agreement shall not entitle the Employee to any right or claim to be employed or retained by the Corporation or any subsidiary thereof or limit the right of the Corporation or any subsidiary thereof to terminate the Employee's employment with the Corporation or any subsidiary thereof or to change the terms of such employment.

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

         9. Resolution of Disputes. Any controversy, dispute, or difference arising out of or relative to this Agreement or the breach thereof shall be determined by arbitration in New York City before three arbitrators. The arbitration shall be governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who have practiced law for at least 15 years as an attorney in New York specializing in either general commercial litigation or general corporate and commercial matters. A demand for arbitration under this provision shall be made in writing to the other party within sixty
(60) days of the date the party demanding arbitration knew or should have known of the event giving rise to the claim, but in no event more than two (2) years after the event giving rise to the claim, or the claim shall be forever barred. The parties agree that judgment upon any award rendered may be entered in any court having jurisdiction thereof as an enforceable judgment or decree.

         10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Employee, the respective successors or heirs and personal representatives and permitted assigns of the Corporation and the Employee.

         11. Entire Agreement. This Agreement and the Plan contain the entire agreement among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto. This Agreement cannot be changed or terminated orally.

         12. Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered by hand, (b) one business day after the business day of transmission if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties), if to the Employee at Employee's address on the records of the Corporation, and if to the Corporation, to CoActive Marketing Group, Inc., 75 Ninth Avenue, New York, New York 10011.

         13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

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

         15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                       COACTIVE MARKETING GROUP, INC.


                                       By: /s/ CHARLES TARZIAN
                                           -------------------------------------
                                           Name:  Charles Tarzian
                                           Title: Chief Executive Officer



                                       /s/ FRED KASEFF
                                       -----------------------------------------
                                       Fred Kaseff, Employee





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